Exhibit 10.15

ASSET PURCHASE AGREEMENT

THIS ASSET PURCHASE AGREEMENT is executed as of the 28th day of June, 2002, by and between LAYTON BIOSCIENCE, INC., a Delaware corporation with its headquarters at 709 East Evelyn Avenue, Sunnyvale, CA 94086 (“Layton”), and TARGACEPT, INC., a Delaware corporation with its headquarters at 200 East First Street, Suite 300, Winston-Salem, North Carolina 27101-4165 (“Targacept”).

ARTICLE I - DEFINITIONS

The following terms as used in this Agreement shall have the meanings set forth below:

SECTION 1.1 “Acquired Assets” means: (i) the Intellectual Property; (ii) the Documentation; (iii) the Regulatory Documentation; (iv) the Contracts; and (v) the Inventory.

SECTION 1.2 “Affiliate” means, as to any Person: (i) any other Person of which more than fifty percent (50%) of the voting stock or other equity interest is owned, directly or indirectly, by such Person; (ii) any other Person that, directly or indirectly, owns more than fifty percent (50%) of the voting stock or other equity interest of such Person; or (iii) any other Person under the direct or indirect control of a Person described in clause (i) or clause (ii).

SECTION 1.3 “Agreement” means this Asset Purchase Agreement, as may be amended from time to time, including all Schedules hereto.

SECTION 1.4 “Assumed Liabilities” means: (i) all obligations of Layton under the Contracts that accrue for, or are attributable to, periods after the Closing Date; and (ii) all liabilities arising out of the research, development, manufacture, production, sales, marketing, distribution, license, exploitation and/or commercialization of the Product by Targacept after the Closing Date (except as provided in Section 8.2).

SECTION 1.5 “Closing Date” means the date on which the “Closing” (as defined in Section 3.1) occurs.

SECTION 1.6 “Contracts” means all contracts, commitments, agreements, licenses, understandings and obligations, whether written or oral, to which Layton is party and that relate to the research, development, manufacture, production, sales, marketing, distribution, license, exploitation and/or commercialization of the Product or by which any of Acquired Assets is bound or affected.

SECTION 1.7 “Documentation” means all records, asset ledgers, books of account, inventory records, customer and supplier lists, sales literature and advertising and promotional materials relating to the Product or any of the Acquired Assets.

SECTION 1.8 “Excluded Assets” means all assets, properties, rights and interests of Layton other than the Acquired Assets.

SECTION 1.9 “Excluded Liabilities” means all liabilities, obligations, commitments and debts of Layton that are not Assumed Liabilities. Without limiting the generality of the foregoing and by way of example only, all liabilities, obligations, commitments or debts: (i) under the Contracts that accrue for, or are attributable to, periods prior to the Closing Date; (ii) related to the Acquired Assets and incurred prior to, or attributable to periods occurring prior to, the Closing Date; or (iii) arising out of the research, development, manufacture, production, sales, marketing, distribution, license, exploitation and/or commercialization of the Product on or prior to the Closing Date (including, without limitation, liabilities for returns made at any time within six (6) months after the Closing Date of Product sold prior to the Closing Date, not to exceed $100,000) or the consumption, use or sale of Product sold or otherwise transferred by Layton after the Closing Date to Persons other than Targacept are Excluded Liabilities.

SECTION 1.10 “FDA” means the United States Food and Drug Administration.

SECTION 1.11 “IND” means the Investigative New Drug Application (reference no. 58,680) for the Product previously filed with the FDA for neuropsychiatric indications included in the Regulatory Documentation, together with any supplements thereto, and all legal rights and privileges belonging or accruing to the owner or holder thereof.

SECTION 1.12 “Intellectual Property” means all of the intellectual properties and property rights that are owned, leased or licensed by Layton as of the Closing Date and used in or related to the research, development, manufacture, production, sales, marketing, distribution, license, exploitation and/or commercialization of the Product, including without limitation: (i) the trademarks listed on Schedule 4.11 and all United States, foreign and state registrations and applications for registration relating thereto; and (ii) the United States and foreign patents and applications for patent relating thereto listed on Schedule 4.11 (together with all continuations, continuations-in-part, divisions, patents of addition, reissues, renewals or extensions thereof and all SPCs with respect thereto, the “Patents”).

SECTION 1.13 “Inventory” means all supplies and quantities of Layton as of the Closing Date, wherever located, of: (i) the chemical compound mecamylamine hydrochloride; (ii) the formulated tablet containing mecamylamine hydrochloride as marketed by Layton in the United States under the trademark INVERSINE®; (iii) the materials and supplies to be used or consumed in the production of the chemical compound mecamylamine hydrochloride or the formulated tablet containing mecamylamine hydrochloride; and (iv) all packaging materials related to any of the foregoing.

SECTION 1.14 “Know-how” means any and all confidential technical information and know-how which relates to the Product and is in the possession of Layton as of the Closing Date, including, without limitation, biological, chemical, pharmacological, toxicological, clinical, assay, control, sales and manufacturing data.

SECTION 1.15 “Liens” means mortgages, liens, pledges, charges, security interests or encumbrances of any kind whatsoever.

SECTION 1.16 “NDA” means the application(s) previously filed with the FDA for marketing authorization of the Product within the United States included in the Regulatory Documentation, together with any supplements thereto, and all legal rights and privileges belonging or accruing to the owner or holder thereof.

SECTION 1.17 “Person” means an individual, a corporation, a partnership, a limited liability company, an association, a trust, or other entity or organization, including a government or political subdivision or an agency or instrumentality thereof.

SECTION 1.18 “Product” means: (i) the chemical compound mecamylamine hydrochloride (including, but not limited to, any stereoisomers, either separated or combined, any hydrates, any solvates and any crystal forms); (ii) as of the Closing Date, the formulated tablet containing mecamylamine hydrochloride as heretofore marketed by Layton in the United States under the trademark INVERSINE®; and/or (iii) as of the Closing Date, any tablet or other formulation of mecamylamine hydrochloride (including, but not limited to, any stereoisomers, either separated or combined, any hydrates, any solvates and any crystal forms).

SECTION 1.19 “Recorded Information” means information or data that is physically recorded or stored in a readable or retrievable form (e.g., writing, microfiche, computer disk, etc.).

SECTION 1.20 “Regulatory Documentation” means all regulatory filings, submissions, notices (of approval and otherwise), correspondence and supporting materials and safety data for the Product owned by Layton or to which Layton has rights as of the Closing Date, including without limitation (i) all NDAs, the IND and all applications regarding the “Orphan Drug” classification of mecamylamine hydrochloride and all approvals thereof, all of which in existence as of the date hereof and as of the Closing Date are set forth on Schedule 1.20, and (ii) all clinical data contained or related to any of the foregoing, and all legal rights and privileges belonging or accruing to the owner or holder thereof.

SECTION 1.21 “Required Notice” means notification to the FDA of the transfer of the NDA, IND and Orphan Drug classification of mecamylamine hydrochloride.

SECTION 1.22 “SPC” means a right based upon a patent to exclude others from making, using or selling the Product, such as a Supplementary Protection Certificate.

SECTION 1.23 “Specified Consents” means the written consents of Merck & Co., Inc., the University of South Florida Research Foundation and the University of South Florida to the sale, transfer, assignment and conveyance of the Acquired Assets to Targacept.

SECTION 1.24 “Technical Package” means Recorded Information relating to the manufacture and sale of the product by Layton prior to the date of this Agreement, which shall contain such items bulk drug specifications and finished product specifications.

SECTION 1.25 “Territory” means all the countries and territories of the world.

SECTION 1.26 “Third Party” means any Person other than a party to this Agreement or an Affiliate of either party.

ARTICLE II - PURCHASE AND SALE

SECTION 2.1 Purchase and Sale. Subject to the terms and conditions set forth in this Agreement, Layton agrees to sell, convey, assign and transfer to Targacept, and Targacept agrees to purchase, on the Closing Date, all of the Acquired Assets. Layton shall retain the Excluded Assets.

SECTION 2.2 Assumption of Liabilities. Subject to the terms and conditions of this Agreement, Targacept agrees to assume the Assumed Liabilities. Layton expressly understands and agrees that Targacept does not assume, and shall not be liable for, any Excluded Liabilities and that Layton shall retain all Excluded Liabilities.

SECTION 2.3 Purchase Price.

(a) Targacept shall pay, in consideration for the Acquired Assets, the following amounts:

(i) on the Closing Date, the sum of One Million Three Hundred Thousand Dollars ($1,300,000) to Layton (the “Initial Layton Payment”), and the sum of One Million Seven Hundred Thousand Dollars ($1,700,000) to a Layton escrow account for payment of payables relating to the Acquired Assets (the “Escrow Payment” and, together with the Initial Layton Payment, the “Closing Payments”); and

(ii) within two (2) business days after Targacept receives written notice that Layton has submitted the Required Notice to FDA, the sum of Five Hundred Thousand Dollars ($500,000) to Layton (the “Final Layton Payment”).

(b) The Closing Payments and the Final Layton Payment will be tendered by Targacept to Layton by Federal wire of funds to:

(i)	with respect to the Initial Layton Payment and the Final Layton Payment,

Chase Manhattan Bank, routing # 021-000-021

Account #066296390, for further credit to account #AQX951591; and

(ii)	with respect to the Escrow Payment,

Bank of America, routing #121-000-358

Account #04133-16823.

SECTION 2.4 Legal Tender. All payments required to made under this Agreement shall be made in lawful money of the United States of America.

ARTICLE III - EXECUTION, CLOSING AND EFFECTIVENESS

SECTION 3.1 Execution; Closing; Deliveries.

(a) The transactions contemplated by this Agreement shall be consummated at a closing (the “Closing”) to occur on or before July 12, 2002, at Targacept’s offices in Winston-Salem, North Carolina or at such other time or location as the parties may mutually agree.

(b) On or before the Closing Date, Layton shall deliver to Targacept, by hand delivery at the Closing or by shipping such items to a destination in the United States specified by Targacept: (i) all tangible portions of the Acquired Assets (including, without limitation, the Documentation, the Regulatory Documentation and the Contracts), except that the Inventory shall remain at its current location(s) pending further instruction from Targacept; and (ii) the Technical Package.

(c) At the Closing, Layton shall deliver to Targacept appropriately executed and authenticated Trademark Assignments to Targacept substantially in the form of Schedule A hereto (collectively, the “Trademark Assignments”) selling, assigning, transferring and conveying to Targacept all of the trademarks included in the Intellectual Property (the “Trademarks”).

(d) At the Closing, Layton shall execute and deliver to Targacept a Bill of Sale and Assignment and Assumption Agreement substantially in the form of Schedule B (the “Bill of Sale and Assignment”) selling, assigning, transferring and conveying the Acquired Assets to Targacept.

(e) At the Closing, Layton shall deliver a certificate of its Board of Directors certifying: (i) that the conditions set forth in Sections 3.2(b)(ii), 3.2(b)(iii) and, if the Closing Date is after the date hereof, 3.2(b)(i) have been satisfied; (ii) that the corporate resolutions authorizing the execution, delivery and performance of the Layton Agreements (as defined in Section 4.1(b)) the consummation of the transactions contemplated therein, attached thereto are in full force and effect and have not been amended, modified or rescinded; and (iii) as to the incumbency and authority of the officers of Layton executing the Layton Agreements and acting on its behalf in connection with the transactions contemplated thereby.

(f) At the Closing, Layton shall deliver to Targacept evidence that all Specified Consents have been obtained.

(g) At the Closing, Layton shall cause its counsel, Ken Moseley, to deliver to Targacept certain legal opinions relating to corporate matters, dated the Closing Date, in the form of Schedule C.

(h) At the Closing, Targacept shall make the Closing Payments to Layton as described in Section 2.3(b).

(i) At the Closing, Targacept shall deliver a certificate of its Chief Executive Officer certifying: (i) that the conditions set forth in Sections 3.2(a)(ii) and, if the Closing Date is after the date hereof, 3.2(a)(i) have been satisfied; (ii) that the corporate resolutions authorizing the execution, delivery and performance of this Agreement, and the consummation of the transactions contemplated herein, attached thereto are in full force and effect and have not been amended, modified or rescinded; and (iii) as to the incumbency and authority of the officers of Targacept executing this Agreement and acting on its behalf in connection with the transactions contemplated hereby.

(j) Targacept shall pay or cause to be paid any and all third-party costs and expenses relating to the transfer and assignment to Targacept of the Trademarks, including, without limitation, all costs and taxes with respect to recordation of transfer. Recordation of transfer and assignment of the Trademarks shall be the responsibility of Targacept.

SECTION 3.2 Conditions Precedent to Closing.

(a) Conditions Precedent to Obligations of Layton. The obligation of Layton to consummate the transactions contemplated by this Agreement to be consummated at the Closing shall be subject to the reasonable satisfaction, or to the waiver by Layton in writing, on or before the Closing Date, of the following conditions, all of which are for the sole benefit of Layton:

(i) all representations and warranties of Targacept set forth in Article V or elsewhere in this Agreement shall have been true, correct and complete when made and shall be true, correct and complete as of the Closing Date;

(ii) Targacept shall have performed and complied in all material respects with each and every covenant, agreement and condition required by this Agreement to be performed or complied with by Targacept prior to or on the Closing Date;

(iii) all actions required to be taken, and deliveries required to be made or caused to be made, by Targacept at Closing pursuant to Section 3.1 shall have been taken or made; and

(iv) all Specified Consents shall have been obtained on terms satisfactory to Layton.

(b) Conditions Precedent to Obligations of Targacept. The obligation of Targacept to consummate the transactions contemplated by this Agreement to be consummated at the Closing shall be subject to the reasonable satisfaction, or to the waiver by Targacept in writing, on or before the Closing Date, of the following conditions, all of which are for the sole benefit of Targacept:

(i) all representations and warranties of Layton set forth in Article IV or elsewhere in this Agreement shall have been true, correct and complete when made and shall be true, correct and complete as of the Closing Date;

(ii) Layton shall have performed and complied in all material respects with each and every covenant, agreement and condition required by this Agreement to be performed or compiled with by Layton prior to or on the Closing Date;

(iii) all Specified Consents shall have been obtained on terms satisfactory to Targacept; and

(iv) all actions required to be taken, and deliveries required to be made or caused to be made, by Layton at Closing pursuant to Section 3.1 shall have been taken or made.

SECTION 3.3 Further Assurances. From time to time within one (1) year after the Closing Date, Layton shall, at Targacept’s expense, execute and deliver any further instruments or documents as Targacept may reasonably request in order to accomplish transfer of the Acquired Assets to Targacept as contemplated hereby.

SECTION 3.4 No Brokers. Layton and Targacept mutually represent and warrant to each other that they have not negotiated with any broker or finder in connection with this Agreement or the subject matter hereof. Each party agrees that should any claim be made against the other party for any broker’s commission or finder’s fee by reason of the acts of such party, the party upon whose acts such claim is adjudicated shall hold the other party harmless from and against all liability and expense in connection therewith.

ARTICLE IV - LAYTON’S REPRESENTATIONS AND WARRANTIES

Layton represents and warrants as of the date hereof and as of the Closing Date that

SECTION 4.1 Corporate Existence and Authorization; No Contravention; Specified Consents.

(a) Layton is a corporation duly organized, validly existing and in good standing under the laws of the State of Delaware. Layton has the requisite corporate power and authority to own, lease and license the Acquired Assets.

(b) Layton has the requisite corporate power and authority to execute and deliver this Agreement and the related Bill of Sale and Assignment and Trademark Assignments (collectively, the “Layton Agreements”) and to perform the transactions contemplated hereby and thereby. The execution, delivery and performance of each of the Layton Agreements has been duly and validly authorized by all necessary corporate and stockholder action on the part of Layton. Each Layton Agreement has been, or will be at the Closing, duly executed and delivered by Layton and each constitutes, or will constitute when executed and delivered, a valid and binding obligation of Layton, enforceable against Layton in accordance with its terms, subject to bankruptcy, insolvency, reorganization, moratorium and similar laws affecting the rights and remedies of creditors, and subject to the further qualification that the remedy of specific performance or injunctive relief is discretionary with the court before which any proceeding therefor may be brought.

(c) The execution, delivery and performance by Layton of the Layton Agreements do not and will not:

(i) conflict with or constitute a violation of the Certificate of Incorporation or Bylaws of Layton;

(ii) conflict with or constitute a violation of any law, statute, judgment, order, decree or regulation of any legislative body, court, administrative agency, governmental authority or arbitrator applicable to or relating to Layton or the Acquired Assets;

(iii) conflict with, constitute a default under, result in a breach or acceleration of or, except as set forth on Schedule 4.1, require notice to or the consent of any third party under any contract, agreement, commitment, lease, mortgage, note, license or other instrument or obligation to which Layton is party or by which it is bound or by which the Acquired Assets are affected; or

(iv) result in the creation or imposition of any Lien or Encumbrance of any nature whatsoever on any of the Acquired Assets.

(d) Schedule 4.1 sets forth the Specified Consents, to include the Required Notice, in substantially the form attached hereto as Schedule D.

SECTION 4.2 Status of Acquired Assets.

(a) Layton has good and marketable title to all of the Acquired Assets, free and clear of any Liens.

(b) To Layton’s knowledge, no product, formula, formulation, Trademark, process, method, substance, or other material that is part of the Acquired Assets infringes any rights owned or held by any Person, and, to the knowledge of Layton, no item currently being manufactured, distributed, sold or used by any Person infringes any rights of Layton to the Acquired Assets.

SECTION 4.3 Financial Statement. Layton has previously delivered to Targacept a true and complete copy of its unaudited Monthly Income Statement relating to the revenues and expenses relating to the Product for October 1999 through March 2002 (the “Financial Statement”). The Financial Statement: (a) is true, correct and complete; (b) is in accordance with the books and records of Layton; and (c) presents fairly Layton’s results of operations with respect to the Product for the periods shown.

SECTION 4.4 Litigation. There are no claims, actions, suits, arbitration proceedings, inquiries, hearings, injunctions or investigations (“Claims”) pending, or to the knowledge of Layton, threatened, against Layton relating to the Product or any of the Acquired Assets. No Claims have been brought within the last two years against Layton relating to the Product or any of the Acquired Assets. To Layton’s knowledge, there are no facts or circumstances which could serve as the basis for any Claim against Layton involving the Product or any of the Acquired Assets, or, by virtue of the execution, delivery and performance of this Agreement, against Targacept.

SECTION 4.5 Compliance with Laws. There is not outstanding or, to the knowledge of Layton, threatened any order, writ, injunction or decree of any court, governmental agency or arbitration tribunal against or involving the Product or the Acquired Assets. Layton is currently in full compliance with all laws, statutes, rules, regulations, orders and licensing requirements (“Rules”) of federal, state, local and foreign agencies and authorities applicable to the research, development, manufacture, production, sales, marketing, distribution, license, exploitation and/or commercialization of the Product or any of the Acquired Assets. To the knowledge of Layton, there has been no allegation of any violation of any such Rules, and no investigation or review by any federal, state or local body or agency is pending, threatened or planned with respect to the Product or any of the Acquired Assets.

SECTION 4.6 Utilization of Acquired Assets. The Acquired Assets constitute all of the assets, tangible and intangible, of any nature whatsoever, currently used by Layton in connection with the research, development, manufacture, production, sales, marketing, distribution, license, exploitation and/or commercialization of the Product.

SECTION 4.7 Inventory. Except as otherwise described on Schedule 4.7, all items included in the Inventory are: (i) in good condition and not obsolete or defective; and (ii) useable or saleable in the ordinary course of business consistent with Layton’s past practice. All of the Inventory is described, and the location of all such Inventory is set forth, on Schedule 4.7.

SECTION 4.8 Contracts. All of the Contracts that (i) are not terminable by either party without penalty on 30 days notice or (ii) are material to the research, development, manufacture, production, sales, marketing, distribution, license, exploitation and/or commercialization of the Product by Layton are listed on Schedule 4.8. Layton has delivered to Targacept true and complete copies of all written Contracts, including any and all amendments and other modifications thereto. Each of the Contracts is valid, binding and enforceable in accordance with its terms and is in full force and effect. Layton has not waived any of its rights under, or modified the terms of, any Contract orally or by a pattern of practice or otherwise. There are no existing defaults, and no events or circumstances have occurred which, with or without notice or lapse of time or both, would constitute defaults, under any of the Contracts. The assignment of the Contracts by Layton to Targacept will not, with respect to any Contract: (i) constitute a default therunder; (ii) require the consent of any person or party, except for the Specified Consents; or (iii) affect the continuation, validity and effectiveness thereof or the terms thereof.

SECTION 4.9 Suppliers and Customers. Each supplier of goods or services to Layton in respect of the Product to which Layton paid any amount during the 12 months ended on March 31, 2002, and each customer of Layton in respect of the Product who paid Layton any amount during such period, are listed on Schedule 4.9 and Schedule 4.7, respectively, which Schedules reflect in each case the amounts so paid. Layton is not engaged in any dispute with any of such suppliers or customers.

SECTION 4.10 Adverse Experiences. Layton has provided Targacept with all information concerning side effects, injury, toxicity or sensitivity reaction, or unexpected incidents, whether or not serious or unexpected, relating to the Product (“Adverse Experiences”), which Layton or Merck & Co., Inc. reported or are to be reported to the FDA. Any additional information regarding Adverse Experiences received by Layton before the Closing Date but not yet reported to the FDA will be provided to Targacept on or before the Closing Date. For purposes of this Section 4.7, “serious” and “unexpected” have the meanings set forth in Section 6.6.

SECTION 4.11 Intellectual Property. All items of Intellectual Property are described in reasonable detail on Schedule 4.11. Except as otherwise specified in Schedule 4.11, Layton represents that each of the Trademarks has been in continuous use since October 1, 2001, and to the knowledge of Layton each of the Trademarks is now in use in interstate or intrastate commerce, in each case as specified in Schedule 4.11, on or in connection with all of the goods or services set forth on such Schedule. Layton has not disclosed any information included in the

Acquired Assets to any third party, except to its advisors, attorneys and consultants and except pursuant to confidentiality arrangements and has taken reasonable measures to protect all such information as confidential. Layton owns all right, title and interest in and to each item included in the Intellectual Property, free and clear of any Liens. Layton is the record owner of each of the Trademark Registrations, each of which is in full force and effect, and all required maintenance filings, tax payments, annuities and maintenance fee payments have been timely completed with respect to each. Except as otherwise disclosed in Schedule 4.11, Layton has not licensed any of the Intellectual Property to any third party, and to Layton’s knowledge no third party otherwise has any right to use any of the Intellectual Property. There are no claims or suits against Layton challenging Layton’s ownership of or right to use any of the Intellectual Property, nor to Layton’s knowledge does there exist any basis therefor. There are no claims or suits against Layton alleging that any of the Intellectual Property or any of Layton’s use of the Intellectual Property infringes any rights of any third parties, nor to Layton’s knowledge does there exist any basis therefor.

SECTION 4.12 Tax Matters. In all respects relating to the Product or any of the Acquired Assets: (i) Layton has filed all federal, state, local and foreign tax returns required to be filed; (ii) each such return is complete, accurate and in compliance with applicable law and regulations in all material respects; and (iii) Layton has paid or provided for all such taxes of any nature whatsoever, with any related penalties, interest and liabilities, that are or would be shown on such tax returns as due and payable on or before the date hereof, other than such taxes as are being contested in good faith.

SECTION 4.13 Characteristics of Product. All Recorded Information in the possession of, or readily obtainable by, Layton reflecting quality, toxicity, safety and/or efficacy characteristics of the Product has been disclosed to Targacept in writing prior to the date hereof or will be disclosed to Targacept on the Closing Date.

SECTION 4.14 Solvency. Layton is not now insolvent, and will not be rendered insolvent by any of the transactions contemplated by this Agreement. In addition, immediately after giving effect to the consummation of the transactions contemplated by this Agreement: (i) Layton will be able to pay its debts as they become due; and (ii) Layton will not have unreasonably small assets with which to conduct its present or proposed business. As used in this Section, (i) “insolvent” means that the sum of the present fair saleable value of Layton’s assets does not and will not exceed its debts and other probable liabilities; and (ii) “debts” includes any legal liability, whether matured or unmatured, liquidated or unliquidated, absolute, fixed or contingent, disputed or undisputed or secured or unsecured.

SECTION 4.15 Disclosure. No representation, warranty or statement made by Layton in any of the Layton Agreements, or any document furnished or to be furnished to Targacept pursuant to any of the Layton Agreements, contains or will contain any untrue statement of a material fact, or omits or will omit to state any material fact necessary to make the statements contained herein or therein not misleading.

ARTICLE V - TARGACEPT’S REPRESENTATIONS AND WARRANTIES

Targacept represents and warrants as of the date hereof and as of the Closing Date that:

SECTION 5.1 Corporate Existence. Targacept is a corporation duly organized and validly existing under the laws of the State of Delaware.

SECTION 5.2 Due Authorization; Binding Agreement. Targacept has the requisite corporate power and authority to execute, deliver and perform this Agreement and any related agreements to which Targacept is a party (collectively, the “Targacept Agreements”) and to consummate the transactions contemplated hereby and thereby. The execution, delivery and performance of the Targacept Agreements, and the consummation of the transactions contemplated hereby and thereby, have been duly and validly authorized by all necessary corporate action on the part of Targacept. The Targacept Agreements have been or, with respect to Targacept Agreements to be executed at the Closing, will be duly executed and delivered by Targacept and each constitutes or will constitute when executed and delivered a valid and binding obligation of Targacept, enforceable against Targacept in accordance with its terms, subject to bankruptcy, insolvency, reorganization, moratorium and similar laws affecting the rights and remedies of creditors, and subject to the further qualification that the remedy of specific performance or injunctive relief is discretionary with the court before which any proceeding therefor may be brought.

SECTION 5.3 No Contravention. The execution, delivery and performance of the Targacept Agreements do not and will not: (i) conflict with or constitute a violation of the Certificate of Incorporation or Bylaws of Targacept; or (ii) conflict with or constitute a violation of any law, statute, judgment, order, decree or regulation of any legislative body, court, administrative agency, governmental authority or arbitrator applicable to or relating to Targacept.

SECTION 5.4 No Government Action. To Targacept’s knowledge, except for the requirement that both Targacept and Layton provide written notice, in the form attached hereto as Schedule D, of the transfer of the Regulatory Documentation from Layton to Targacept, the execution, delivery and performance by Targacept of this Agreement and each of the documents contemplated hereby to which Targacept is a party require no action by or in respect of, or filing with, any governmental body, agency or official.

SECTION 5.5 Disclosure. No representation, warranty or statement made by Targacept in this Agreement, or any document furnished or to be furnished to Layton pursuant to this Agreement, contains or will contain any untrue statement of a material fact, or omits or will omit to state any material fact necessary to make the statements contained herein or therein not misleading.

ARTICLE VI - LAYTON’S COVENANTS

Layton covenants and agrees as follows:

SECTION 6.1 Filings. Layton will use commercially reasonable efforts in good faith to file or cause to be filed with the FDA, as soon as practicable after the Closing Date, the Required Notice (substantially in the form attached hereto as Schedule D).

SECTION 6.2 No Liens. Any Liens with respect to any of the Acquired Assets shall be satisfied of record on or prior to the Closing Date by Layton.

SECTION 6.3 Confidentiality. Until one year following the Closing Date, Layton will, and will cause each of its employees to, use commercially reasonable efforts to preserve the confidentiality of all confidential and proprietary information used in connection with the research, development, manufacture, production, sales, marketing, distribution, license, exploitation and/or commercialization of the Product or any of the Acquired Assets (the “Product Information”), provided that Layton may use and disclose any such information which has been publicly disclosed (other than by Layton in breach of its obligations under this Agreement) or to the extent that Layton may become legally compelled to disclose any of such information, in which case Layton shall, prior to disclosure, first use commercially reasonable efforts in good faith, and afford Targacept the opportunity, to obtain an appropriate protective order, or other satisfactory assurance of confidential treatment, for the information required to be so disclosed.

SECTION 6.4 Removal of Information from Website. Not later than the Closing Date, Layton shall delete from any and all of its websites (including, without limitation, laytonbio.com) all references to, any and all information pertaining to, the Product. Without limiting the generality of the foregoing, Layton shall specifically remove from any and all of its websites any and all information regarding the sale, distribution or procedure to order INVERSINE®.

SECTION 6.5 Limited Commercialization. Layton hereby agrees that, at all times after the Closing Date, Layton will not, and will not establish any Affiliate to, market, sell, manufacture, produce, license or in any way exploit or commercialize the Product, except that such covenant shall not restrict Layton or an Affiliate from administering mecamylamine hydrochloride to humans in combination with human or animal cells, tissue, and cellular or tissue-based products. For the avoidance of doubt, nothing contained in this Section 6.5 is intended to grant to Layton a license to, or to permit the infringement of, any intellectual property of Targacept.

SECTION 6.6 Adverse Experience and Reaction Reporting. For one (1) year after the Closing Date, Layton shall notify Targacept of any information concerning any serious or unexpected side effects, injuries, toxicities, sensitivity reactions, adverse experiences, or other incidents relating to the Product, of which Layton receives notice on or after the Closing Date, including providing copies of all such adverse experience or reaction reports to Targacept’s Chief Medical Officer within seven (7) days of Layton’s receipt of such reports. For purposes of this Section 6.6: (i) “serious” means an experience or reaction which is fatal or life threatening, results in persistent or significant disability, requires inpatient hospitalization or prolongation of existing inpatient hospitalization, is a congenital anomaly, cancer, or the result of an overdose, or is another important medical event (even if not life-threatening, resulting in death, or requiring hospitalization) if, based upon appropriate medical judgments, such medical event may jeopardize the patient’s or subject’s health or may require medical or surgical intervention to prevent one of the other outcomes listed previously, and (ii) “unexpected” means a condition or development not listed in the then-current FDA-approved labeling for the Product, and includes those experiences or reactions that show a significant increase in incidence or severity over what appears an the labeling of the Product or in NDA trials or that represent a failure of the Product to achieve claimed activity.

SECTION 6.7 Notification of Orders Received. Commencing on the Closing Date and continuing for six (6) months after the Closing Date, Layton will notify Targacept of all orders for the Product actually received by Layton, if any, by promptly forwarding such orders to Targacept.

ARTICLE VII - TARGACEPT’S COVENANTS

Targacept covenants and agrees as follows:

SECTION 7.1 FDA Filings. Targacept will use commercially reasonable efforts in good faith promptly to file or cause to be filed with the FDA, any notice, document and/or other materials required to be filed by it in connection with its purchase of the Acquired Assets (including, without limitation, the filings required by 21 CFR Section 314.72) and to make promptly any further filings and take any actions required of it as may be necessary to consummate the transactions contemplated hereby.

SECTION 7.2 Cooperation in Litigation. From and after the Closing Date, Targacept agrees that, in the defense by Layton of any litigation, hearing, regulatory proceeding or investigation or other similar matter relating to the Acquired Assets or the Excluded Liabilities, Targacept will make available to Layton at Layton’s expense during normal business hours, but without unreasonably disrupting its business, all records as to the Acquired Assets held by Targacept and reasonably necessary to permit the effective defense or investigation of such matters.

ARTICLE VIII - SURVIVAL; INDEMNIFICATION

SECTION 8.1 Survival. All representations and warranties of the parties contained herein shall survive the Closing Date until one (1) year after the Closing Date. The covenants and agreements (including, without limitation, the indemnification obligations) of Layton and Targacept hereunder that require by their express terms performance or compliance on and after the Closing Date shall continue in force thereafter in accordance with their terms.

SECTION 8.2 Indemnification by Layton. Layton shall indemnify, defend and hold harmless Targacept and its officers, directors and affiliates (collectively, the “Targacept Indemnitees”) from, against and with respect to any action or cause of action, loss, damage, claim, obligation, liability, penalty, fine, cost and expense (including, without limitation, reasonable attorneys’ and consultants’ fees and costs and expenses incurred in investigating, preparing, defending against or prosecuting any litigation, claim, proceeding, demand or request for action by any governmental or administrative entity), of any kind or character, but expressly excluding all foreseeable and unforeseeable consequential damages (a “Loss”): (i) arising out of or in connection with any breach of any of the representations or warranties of Layton contained in this Agreement; (ii) arising out of or in connection with any failure by Layton to perform or observe any covenant, agreement, obligation or condition to be performed or observed by it pursuant to this Agreement; or (iii) constituting an Excluded Liability. Notwithstanding anything whatsoever to the contrary, in no event shall Layton’s total indemnification obligation exceed Two Million Five Hundred Thousand Dollars ($2,500,000).

SECTION 8.3 Indemnification by Targacept. Targacept shall indemnify, defend and hold harmless Layton and its officers, directors and affiliates (collectively, the “Layton Indemnitees”) from, against and with respect to any Loss: (i) arising out of or in connection with any breach of any of the representations or warranties of Targacept contained in this Agreement; (ii) arising out of or in connection with any failure by Targacept to perform or observe any covenant, agreement, obligation or condition to be performed or observed by it pursuant to this Agreement; (iii) constituting an Assumed Liability; or (iv) any failure by Targacept to fully comply with the performance obligations contained in the Layton Bioscience-Merck & Co. agreement dated March 19, 1998. Notwithstanding any other provision in this Agreement, the Targacept indemnification obligation under Section 8.3(iv) shall continue in effect for as long as Layton may incur any liability arising out of Targacept’s non-performance under said Merck agreement.

SECTION 8.4 Indemnification; Notice and Settlements. A party seeking indemnification pursuant to Section 8.2 or 8.3 (an “indemnified party”) shall give prompt notice to the party from whom such indemnification is sought (the “indemnifying party”) in writing of any claim for recovery, specifying in reasonable detail the nature of the Loss. The indemnified party shall provide to the indemnifying party as promptly as practicable thereafter all information and documentation reasonably requested by the indemnifying party to verify the claim asserted; provided that, in the event of a third party claim giving rise to the Loss, the failure of the indemnified party to notify the indemnifying party on a timely basis will not relieve the indemnifying party of any liability that it may have to the indemnified party, except to the extent that the indemnified party demonstrates that the defense of such action is materially prejudiced by the indemnifying party’s failure to give such notice. The indemnifying party shall have the right to, and shall at the request of the indemnified party, assume the defense, with counsel reasonably satisfactory to the indemnified party, of any such suit, action or proceeding at its own expense. An indemnifying party shall not be liable under Section 8.2 or 8.3 for any settlement effected without its consent of any claim, litigation or proceeding in respect of which indemnity may be sought hereunder, which consent shall not be unreasonably withheld.

SECTION 8.5 Other Remedies. The foregoing indemnification provisions are in addition to, and not in derogation of, any statutory, equitable or common law remedy any party may have as a result of a Loss.

ARTICLE IX - MISCELLANEOUS

SECTION 9.1 Notices. All notices, demands and other communications made hereunder shall be in writing and shall be given either by personal delivery, by nationally recognized overnight courier (with charges prepaid) or by facsimile (with telephone confirmation), and shall be deemed to have been given or made when delivered, addressed to the respective parties at the following addresses (or such other address for a party as shall be specified by like notice):

if to Layton to:

Layton BioScience, Inc.

709 East Evelyn Avenue

Sunnyvale, CA 94086

Attention: General Manager

Tel. (408)616-1000

Fax (408)616-1005

with a copy to:

Toucan Capital

7600 Wisconsin Avenue, 7th Floor

Bethesda, MD 20814

Attention: Linda Powers and Robert Hemphill

Tel. (240)497-4060

Tel. (240)497-4065

If to Targacept to:

Targacept, Inc.

200 East First Street, Suite 300

Winston-Salem, NC 27102-1465

Attention: Chief Executive Officer

Tel. (336)480-2100

Fax (336)480-2107

with a copy to:

Peter A. Zorn, Esq.

Womble Carlyle Sandridge & Rice, PLLC

One West Fourth Street

Winston-Salem, NC 27101

Tel. (336)721-3634

Fax (336)726-6906

SECTION 9.2 Expenses. All legal and other costs and expenses incurred in connection herewith and the transactions contemplated hereby shall be paid by the party incurring such expenses.

SECTION 9.3 Bulk Sales Statutes. Targacept hereby waives compliance with applicable bulk sales statutes in any jurisdiction in connection with the transactions under this Agreement.

SECTION 9.4 Limitation on Layton’s Representations and Warranties. TARGACEPT ACKNOWLEDGES THAT, EXCEPT FOR THE REPRESENTATIONS AND WARRANTIES OF LAYTON CONTAINED IN THIS AGREEMENT, TARGACEPT IS ACQUIRING THE ACQUIRED ASSETS ON AN “AS IS, WHERE IS” BASIS WITHOUT ANY EXPRESS OR IMPLIED WARRANTIES AS TO THE FITNESS FOR A PARTICULAR PURPOSE OR MERCHANTABILITY.

SECTION 9.5 Successors and Assigns. This Agreement shall be binding upon and shall inure to the benefit of the parties and their respective successors and assigns; provided, however, that this Agreement may not be assigned by either party without the prior written consent of the other party hereto and any attempted assignment without such consent shall be void.

SECTION 9.6 Entire Agreement; Amendment. This Agreement, including without limitation the Schedules hereto, embodies the entire agreement of the parties hereto with respect to the subject matter hereof and supersedes any and all prior agreements with respect thereto, except for any prior confidentiality agreements which shall survive. In the event of any conflict between this Agreement and any such prior confidentiality agreement, the agreement imposing stricter confidentiality shall govern. No waiver, amendment or modification of any provision hereof or of any right or remedy hereunder shall be effective unless in writing and signed by the party against whom such waiver, amendment or modification is sought to be enforced.

SECTION 9.7 Captions; Construction. Captions herein are inserted for convenience of reference only and shall be ignored in the construction or interpretation of this Agreement. Unless otherwise specified, the words “herein,” “hereof” and terms of like import shall be deemed to refer to the Agreement as a whole and not merely to a single part thereof.

SECTION 9.8 Public Announcement. Each of Layton and Targacept agrees it will not make any press releases or other public announcements with respect to the transactions contemplated hereby, except as required by applicable law, without the prior approval of the other party not to be unreasonably withheld

SECTION 9.9 Efforts. Each party agrees to use commercially reasonable efforts to satisfy the conditions to the Closing set forth in this Agreement and otherwise to consummate the transactions contemplated by this Agreement.

SECTION 9.10 Governing Law. This Agreement shall be governed by, interpreted and construed, and all claims and disputes, whether in tort, contract or otherwise shall be resolved, in accordance with the substantive laws of the Commonwealth of Delaware, without regard to the principles of conflicts of laws.

SECTION 9.11 Waiver. No waiver by any party in one or more instances of any of the provisions of this Agreement or the breach thereof shall establish a precedent for any other instance with respect to that or any other provision. Furthermore, in case of waiver of a particular provision, all other provisions of this Agreement will continue in full force and effect.

SECTION 9.12 Severability. If any provision of this Agreement is held to be invalid or unenforceable, all ether provisions shall nevertheless continue in full force and effect.

SECTION 9.13 Counterparts. This Agreement may be executed in two counterparts, each of which shall be deemed to be an original and both of which, taken together, shall constitute but one and the same instrument.

SECTION 9.14 No Third Party Beneficiaries. Except for the rights of the “Targacept Indemnitees” and the “Layton Indemnitees” under Article VIII, none of the provisions of this

Agreement or any document contemplated hereby is intended to grant any right or benefit to any person or entity that is not a party to this Agreement.

SECTION 9.15 Specific Performance. Layton agrees that, after Targacept has paid the Three Million Five Hundred Thousand Dollar ($3,500,000) purchase price, if Layton fails to make the Required Notice, then Targacept shall be entitled, in addition to its other remedies at law or at equity, to specific performance of this Agreement to the extent of the Required Notice.

[remainder of page intentionally left blank]

IN WITNESS WHEREOF, this Agreement has been signed by authorized representatives on behalf of each of the parties hereto as of the day and year first above written.

LAYTON BIOSCIENCE, INC.

By:	/s/ Linda F. Powers

Linda F. Powers, Member, Board of Directors

TARGACEPT, INC.

By:	/s/ J. Donald deBethizy

J. Donald deBethizy, President and CEO

SCHEDULE 1.20

Regulatory Documentation

1. Inversine NDA 10-251

2. Mecamylamine HCL Layton IND 58,680

3. Mecamylamine HCL Orphan Drug Designation granted Oct. 14, 1998

(NDC #17205-0626-01)

SCHEDULE 4.1

Specified Consents/Required Notice

1. Consent of Merck & Co., Inc.

2. Consent of the University of South Florida Research Foundation.

3. Consent of University of South Florida.

4. Notice to the FDA.

SCHEDULE 4.7

Inventory and Customers

Note: the information contained on this Schedule 4.7 is, on Layton’s information and belief, accurate as to status, quantity and quality; however, Layton has not made an actual inspection of the wholesalers or distributor.

Inversine commercial lot numbers/ expiration date (bottles)

Lot Number	Quantity released	Quantity In Inventory At Cord		Quantity shipped To wholesalers	Quantity returned	Exp. Date	Last ship date
08782A	3,045	450	*	2,595	-257	Sep-01	Jun-01
06793A	1,367	418	*	949	-264	Sep-01	Jun-01
M23324	1,701	71	*	1630	-32	Sep-01	Jun-01
005B004	3,619	740	*	2,679	-89	May-02	Feb-02
M531	1,942	5	*	1,937	-2	Mar-03	Jan-03
M522	1,094	7	*	1,087	-5	Mar-03	Jan-03
0103B034	2,493	413		2,080	0	Mar-03	Jan-03

*	no longer shipping these lots out.

Location of inventory:
Product (labeled bottles of tablets): Labeling Materials: Bulk product: Tablets:	Cord Logistics and wholesalers Layton Poli (15kg) Siegfried (1.2 million)

Inversine Wholesaler Accounts

1.	AmeriSource Corp.

Accounts Payable

100 Friars Lane

PO Box 5916

Orange, CA 92863

2.	Bindley Western

Accounts Payable

PO Box 68977

Indianapolis, IN 46268

3.	Cardinal Health

Accounts Payable

PO Box 182516

4.	H.D. Smith Wholesale Drug Co.
4650 Industrial Drive
Springfield, IL 62703

5.	McKesson
Accounts Payable
PO Box 8199067
Dallas, TX 753819067

6.	Motris and Dickson Co.
PO Box 51367
Shreveport, LA 71135 1367

7.	North Carolina Mutual Wholesale Drug
816 Ellis Road
Durham NC 27702

8.	Smith Drug
PO Box 1779
Spartamburg, SC 29304

9.	Walsh Hearland
PO Box 40
Texarkana, TX 75504

10.	Bergen Brunswig Drug Company
Accounts Payable
PO Box 5916
Orange, CA 92863

SCHEDULE 4.8

Contracts

1. Merck & Co.-Layton Bioscience Inc., dated March 19, 1998

2. Layton Bioscience Inc.-USF, dated October 13, 1997

3. Siegfried-Layton Bioscience Inc., dated July 20, 2000

4. Poli-Layton Bioscience Inc., dated July 23, 2001

5. Layton Bioscience Inc.-Cord Logistics dated May 9, 2001

SCHEDULE 4.9

Suppliers

ACS State Healthcare	Agency for Healthcare Admin.
Alabama Medicaid Agency	AmeriSource Corporation
American Psychological Asso	Arkansas DHS Pharma Rebate
Bergen Brunswig Corporation	Bindley Western
Brown Resource Group	CA Dept. of Health Services
Pharmaceutic Litho & Label Co.	CA Dept. of Health Services
Cardinal Distribution	CMC Consulting Services
CO Healthcare Policy Finance	Commonwealth of Massachusetts
Commonwealth of PA/DRP	Connecticut Drug Rebate Program
CORD Logistics	Dept of Health & Hospitals
Dept of PHHS	Dept of Public Welfare
Dept of SHS – Washington	DHS Drug Rebate – 050
Drugs, Devices and Cosmetics Trust Fund	EDS/Indiana Drug Rebate
Excerpts Medica Inc.	Ferdinand Gutmann & Co.
Food and Drug Administration	FRACHT FWO Inc.
GA Dept of Medical Assistance	GMP Labeling
HCL Labels, Inc.	Howe Marketing Group. Inc.
IBAH Pharmaceutics Services (Omnicare)	Icon Clinical Research, L.P
Illinois Dept of Public Aid	IMS Health Inc.
Interchem Corporation	J. Knipper & Co.
Kentucky State Treasurer	KRELL ADVERTISING, INC.
Label Master	Maine Medical Agency
Malefyt, Thomas R., Ph.D.	McKesson Drug Company
McKesson Health Solutions	MDS Harris
Medical Economics	Merck & Co., Inc.
N Carolina XIX Drug Rebate Pgm	North Dakota Dept of Human Services
Norwood Marking Systems	Nor-Cal Moving Services
Omnicare Pharmaceutics, Inc.	Oread, Inc.
Owens-Brockway	Packaging Results, Inc.
Penn-Wheeling Closure	PHARMout Laboratories, Inc.
SCDHHS	Siegfried CMS
So. Florida Univ Rsrch Found.	State of Alaska
State of Ohio Treasurer	Texas Dept of Health
The Tiemey Group	Tourette Syndrome Ass’n. Inc.
US Healthworks Med Group	Ward-Bagby Pkg., Inc.
Wisconsin DHFS

SCHEDULE 4.11

Intellectual Property

Marks:

US 0626116      INVERSINE

Ireland              INVERSINE                     [Note: Layton disclaims any knowledge as to whether said mark exists, was ever in force or is enforceable now. Targacept takes it “as-is”.]

Somalia             INVERSINE                     [Note: Layton disclaims any knowledge as to whether said mark exists, was ever in force or is enforceable now. Targacept takes it “as-is”.]

License of patents and applications:

______________	___________________	_____________	__________
	NICOTINE ANTAGONISTS FOR NICOTINE-RESPONSIVE NEUROPSYCHIATRIC	PATENT#:	ISSUED
LAY-003CIA	DISORDERS	US 6,034,079	07-Mar-2000
NICOTINE ANTAGONISTS FOR NICOTINE-RESPONSIVE NEUROPSYCHIATRIC
LAY-003TW	DISORDERS	087113218	04-Nov-1998
NICOTINE ANTAGONISTS FOR NICOTINE-RESPONSIVE NEUROPSYCHIATRIC
LAY-003CID	DISORDERS	09/526,403	15-Mar-2000
NICOTINE ANTAGONISTS FOR NICOTINE-RESPONSIVE NEUROPSYCHIATRIC
LAY-003PH	DISORDERS	1-1998-02-45	07-Nov-1998
NICOTINE ANTAGONISTS FOR NICOTINE-RESPONSIVE NEROPSYCHIATRIC
LAY-003CL	DISORDERS	1998-1934	11-Aug-1998
NICOTINE ANTAGONISTS FOR NICOTINE-RESPONSIVE NEUROPSYCHIATRIC
LAY-003PA	DISORDERS	PI/PA98/84573	11-Aug-1998
NICOTINE ANTAGONISTS FOR NICOTINE-RESPONSIVE NEUROPSYCHIATRIC
LAY-003CA	DISORDERS	2,300,148	11-Aug-1998
NICOTINE ANTAGONISTS FOR NICOTINE-RESPONSIVE NEUROPSYCHIATRIC
LAY-003AR	DISORDERS	980103965	11-Aug-1998

NICOTINE ANTAGONISTS FOR NICOTINE-RESPONSIVE NEUROPSYCHIATRIC
LAY-003JP	DISORDERS	2000-506968	07-Nov-1998
NICOTINE ANTAGONISTS FOR NICOTINE-RESPONSIVE NEUROPSYCHIATRIC
LAY-003VE	DISORDERS	1792/98	11-Aug-1998
NICOTINE ANTAGONISTS FOR NICOTINE-RESPONSIVE NEUROPSYCHIATRIC
LAY-003CIB	DISORDERS	09/398,720	20-Sep-1999
EXO-R-MECAMYLAMINE FORMULATION AND USE IN
LAY-011JP	TREATMENT	2000-587609	16-Dec-1999
EXO-R-MECAMYLAMINE FORMULATION AND USE IN
LAY-011CIA	TREATMENT	09/882,934	15-Jun-2001
EXO-R-MECAMYLAMINE FORMULATION AND USE IN
LAY-011CA	TREATMENT		16-Dec-1999
EXO-R-MECAMYLAMINE FORMULATION AND USE IN
LAY-011EP	TREATMENT	99967396.5	16-Dec-1999
EXO-S-MECAMYLAMINE FORMULATION AND USE IN
LAY-012CIA	TREATMENT	09/882,935	15-Jun-2001
EXO-S-MECAMYLAMINE FORMULATION AND USE IN
LAY-012EP	TREATMENT	99967401.3	16-Dec-1999
EXO-S-MECAMYLAMINE FORMULATION AND USE IN
LAY-012CA	TREATMENT		16-Dec-1999
EXO-S-MECAMYLAMINE FORMULATION AND USE IN
LAY-012JP	TREATMENT	2000-587608	16-Dec-1999

BILL OF SALE AND

ASSIGNMENT AND ASSUMPTION AGREEMENT

THIS BILL OF SALE AND ASSIGNMENT AND ASSUMPTION AGREEMENT (the “Agreement”) is made and entered into as of August 5, 2002, by and between LAYTON BIOSCIENCE, INC., a Delaware corporation (“Seller”), and TARGACEPT, INC., a Delaware corporation (“Buyer”). All capitalized terms not otherwise defined herein shall have the meanings ascribed to them in the Asset Purchase Agreement dated as of June 28, 2002 between Seller and Buyer (the “Purchase Agreement”).

WHEREAS, pursuant to the Purchase Agreement, Seller has agreed to sell, assign, convey and transfer the Acquired Assets to Buyer and Buyer has agreed to purchase the Acquired Assets and assume the Assumed Liabilities from Seller;

NOW, THEREFORE, for value received and other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, and in consideration of the premises and mutual agreements set forth herein, the parties hereto agree as follows:

1. Transfer of Acquired Assets. Seller hereby sells, assigns, conveys and transfers to Buyer, its successors and assigns, all of the Acquired Assets, which Acquired Assets are listed, described, included in or referred to in Exhibit A, the contents of which are incorporated herein by reference as if restated in their entirety. Seller hereby represents and warrants to Buyer that: (i) it has good and marketable title to all of the Acquired Assets; and (ii) the Acquired Assets are sold, assigned, conveyed and transferred to Buyer hereunder free and clear of any liens, encumbrances, security interests, claims, mortgages, pledges or charges of any kind whatsoever.

2. Assumption of Liabilities. Buyer hereby agrees to assume all obligations of Seller under the Contracts that accrue for, or are attributable to, periods after the Closing Date and all liabilities arising out of the research, development, manufacture, production, sales, marketing, distribution, license, exploitation and/or commercialization of the Product by Buyer after the Closing Date (except for those liabilities against which Seller is obligated to indemnify Buyer under Section 8.2 of the Purchase Agreement) including, without limitation, the Contracts listed, described, included in or referred to in Exhibit B attached hereto (the “Assumed Liabilities”), the contents of which are incorporated herein by reference as if restated in their entirety. Seller expressly acknowledges and agrees that Buyer does not assume and shall not be liable for any, and Seller retains responsibility for all, Excluded Liabilities.

3. Confirmatory Instruments. Seller and Buyer hereby mutually covenant and agree that each will, upon the request of the other, execute any and all further instruments confirmatory to the foregoing as may be reasonably required to accomplish the purposes and benefits of this Agreement and the Purchase Agreement.

4. Counterparts. This Agreement may be executed in two counterparts, each of which shall be deemed to be an original and both of which, taken together, shall constitute but one and the same instrument.

5. Governing Law. This Agreement shall be governed by, interpreted and construed, and all claims and disputes, whether in tort, contract or otherwise shall be resolved, in accordance with the substantive laws of the State of Delaware, without regard to the principles of conflicts of laws.

[remainder of page intentionally left blank]

IN WITNESS WHEREOF, each of the undersigned has duly executed and delivered this Agreement as of the date first written above.

SELLER:

LAYTON BIOSCIENCES, INC.

By:	/s/ Annemarie Moseley

	Name:	Annemarie Moseley
	Title:	Pres/CEO, acting

BUYER:

TARGACEPT, INC.

By:	/s/ J. Donald deBethizy

	Name:	J. Donald deBethizy
	Title:	Pres. & CEO

Exhibit A

ACQUIRED ASSETS

1. Intellectual Property. All of the intellectual properties and property rights that are owned, leased or licensed by Seller as of the Closing Date and used in or related to the research, development, manufacture, production, sales, marketing, distribution, license, exploitation and/or commercialization of the Product, including without limitation: (i) the trademarks listed on Schedule 4.11 to the Purchase Agreement and all United States, foreign and state registrations and applications for registration relating thereto; and (ii) the United States and foreign patents and applications for patent relating thereto listed on Schedule 4.11 to the Purchase Agreement (together with all continuations, continuations-in-part, divisions, patents of addition, reissues, renewals or extensions thereof and all SPCs with respect thereto, the “Patents”).

2. Documentation. All records, asset ledgers, books of account, inventory records, customer and supplier lists, sales literature and advertising and promotional materials relating to the Product or any of the Acquired Assets.

3. Regulatory Documentation. All regulatory filings, submissions, notices (of approval and otherwise), correspondence and supporting materials and safety data for the Product owned by Seller or to which Seller has rights as of the Closing Date, including without limitation (i) all NDAs, the IND and all applications regarding the “Orphan Drug” classification of mecamylamine hydrochloride and all approvals thereof, all of which in existence as of the date hereof and as of the Closing Date are set forth on Schedule 1.20 to the Purchase Agreement, and (ii) all clinical data contained or related to any of the foregoing, and all legal rights and privileges belonging or accruing to the owner or holder thereof.

4. Contracts. All contracts, commitments, agreements, licenses, understandings and obligations, whether written or oral, to which Seller is a party and that relate to the research, development, manufacture, production, sales, marketing, distribution, license, exploitation and/or commercialization of the Product or by which any of Acquired Assets is bound or affected.

5. Inventory. All supplies and quantities of Seller as of the Closing Date, wherever located, of: (i) the chemical compound mecamylamine hydrochloride; (ii) the formulated tablet containing mecamylamine hydrochloride as marketed by Seller in the United States under the trademark INVERSINE®; (iii) the materials and supplies to be used or consumed in the production of the chemical compound mecamylamine hydrochloride or the formulated tablet containing mecamylamine hydrochloride; and (iv) all packaging materials related to any of the foregoing.

Exhibit B

CONTRACTS

1.	Merck & Co.-Layton Bioscience Inc., dated March 19, 1998
2.	Layton Bioscience Inc.-USF, dated October 13, 1997
3.	Siegfried-Layton Bioscience Inc., dated July 20, 2000
4.	Poli-Layton Bioscience Inc., dated July 23, 2001
5.	Layton Bioscience Inc.-Cord Logistics dated May 9, 2001

ASSIGNMENT OF TRADEMARKS

THIS ASSIGNMENT OF TRADEMARKS (this “Assignment”), dated as of August 5, 2002 is from Layton Bioscience, Inc., a Delaware corporation (“Assignor”), to Targacept, Inc., a Delaware corporation (“Assignee”).

W I T N E S S E T H:

WHEREAS, in connection with that Asset Purchase Agreement dated June 28, 2002 between Assignor and Assignee, Assignor desires to assign to Assignee all right, title and interest in and to the trademarks identified on Exhibit A attached hereto (the “Trademarks”), together with any and all goodwill of the business associated with the Trademarks; and

WHEREAS, Assignee desires to acquire the Trademarks and all goodwill of the business associated therewith from Assignor; and

WHEREAS, Assignor and Assignee desire to confirm of record the assignment of the Trademarks to Assignee;

NOW, THEREFORE, for $1.00 and other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, Assignor and Assignee hereby agree as follows:

1. Assignor hereby assigns to Assignee all right, title and interest in and to the Trademarks, together with (i) the goodwill and the business symbolized by the Trademarks and (ii) all causes of action, claims and demands and other rights for, or arising from, any infringement, including past infringements, of the Trademarks.

2. Assignor further agrees without further consideration to cause to be performed such other lawful acts and to be executed such further assignments and other lawful documents as Assignee may from time to time reasonably request to effect fully this Assignment and to permit Assignee to be duly recorded as the registered owner of the Trademarks and all other rights hereby conveyed.

IN WITNESS WHEREOF, the parties have caused this Agreement to be duly executed by their respective authorized officers, all as of the day and year first above written.

ASSIGNOR:		ASSIGNEE:

LAYTON BIOSCIENCE, INC.		TARGACEPT, INC.

By:	/s/ Annemarie Moseley	By:	/s/ J. Donald deBethizy

Its:	President/CEO (acting)	Its:	President/CEO

EXHIBIT A

TRADEMARKS

Mark	Registration No.

INVERSINE	626,116 (U.S.)

INVERSINE	5818 (Ireland)

Schedule D

SCHEDULE D

NOTICE TO FDA

Mr. Douglas Throckmorton, M.D.

Acting Director

Division of Cardio-Renal Drug Products

HFD-110, Room 16B-45

Office of Drug Evaluation I (CDER)

Food and Drug Administration

1451 Rockville Pike

Rockville, Maryland 20852

Dear Mr. Throckmorton:

NDA 10-251: Tablets INVERSINE (Mecamylamine HCI)

IND 58,680:Orphan Drug Classification 17205-0626-01

Pursuant to 21 CFR 314.72, we are notifying you that as of                     , Layton Bioscience, Inc. transferred ownership and all rights and responsibilities for NDA 10-251, IND 58,680 and Orphan Drug classification 17205-0626-01 to Targacept, Inc.

Effective the date of this letter, all communications to the sponsor should be addressed to:

George Hemsworth, Director Regulatory Affairs

Targacept, Inc.

200 East First Street, Suite 300

Winston-Salem, NC 27101-1465

(336) 480-2119

A letter and completed FDA Form 356h has been submitted to your office by Targacept, Inc. under separate cover a copy of which is attached. Their letter certifies that they are assuming sponsorship of and have been provided a complete copy of NDA 10-251, IND 58,680 and Orphan Drug classification 17205-0626-01.

Please direct any questions regarding the transfer of NDA 10-251, IND 58,680 and Orphan Drug classification 17205-0626-01 to                                                                              .

Sincerely,

Certified No.